Exhibit 4.3

FIFTH SUPPLEMENTAL INDENTURE

FIFTH SUPPLEMENTAL INDENTURE (this “Fifth Supplemental Indenture”), dated as of June 17, 2020, by and among GameStop Corp., a Delaware corporation (the “Company”), the subsidiary Guarantors listed on the signature pages hereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of March 9, 2016 (as previously amended, supplemented and/or modified from time to time, the “Indenture”), providing for the issuance of the Company’s 6.75% Senior Notes due 2021 (the “Notes”);

WHEREAS, $414,600,000 in aggregate principal amount of the Notes is currently outstanding;

WHEREAS, subject to certain exceptions, Section 9.02 of the Indenture provides, among other things, that the Company, the Guarantors and the Trustee may amend or supplement the Indenture with the consent of holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for the Notes);

WHEREAS, the Company has (i) offered to exchange (the “Exchange Offer”) the Notes for new 10.00% Senior Secured Notes due 2023 and (ii) has solicited consents from certain holders of the Notes to amend the Indenture;

WHEREAS, the Company has received, and has delivered to the Trustee evidence of, the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class;

WHEREAS, the Company and the Guarantors request the Trustee to join with them in the execution and delivery of this Fifth Supplemental Indenture, and in accordance with Sections 9.06, 12.04 and 12.05 of the Indenture, the Company has delivered to the Trustee simultaneously with the execution and delivery of this Fifth Supplemental Indenture an Officer’s Certificate and an Opinion of Counsel relating to this Fifth Supplemental Indenture;

WHEREAS, this Fifth Supplemental Indenture shall be effective upon its execution and delivery by the parties hereto, but the provisions of Article I will only become operative (the “Operative Date”) upon the consummation of the Exchange Offer and the issuance of the consideration to the holders of the Notes pursuant to the terms of the Exchange Offer (the “Consideration”); and

WHEREAS, all requirements necessary to make this Fifth Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms have been met and performed, and the execution and delivery of this Fifth Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the benefit of each other and for the equal and ratable benefit of the holders of the Notes as follows:

ARTICLE I

AMENDMENTS TO INDENTURE AND NOTES

SECTION 1.1. AMENDMENTS TO ARTICLES FOUR, FIVE, SIX AND ELEVEN OF THE INDENTURE.

(a) The Indenture is hereby amended by (i) deleting the following Sections of the Indenture and replacing such deleted Sections with “[Intentionally Omitted]”and (ii) deleting all references and definitions related solely to such Sections in their entirety:

•	Section 4.03 (Reports);

•	Section 4.05 (Taxes);

•	Section 4.07 (Corporate Existence);

•	Section 4.09 (Limitation on Debt);

•	Section 4.10 (Limitation on Restricted Payments);

•	Section 4.11 (Limitation on Liens);

•	Section 4.12 (Limitation on Asset Sales);

•	Section 4.13 (Limitation on Payment Restrictions Affecting Restricted Subsidiaries);

•	Section 4.14 (Limitation on Transactions with Affiliates);

•	Section 4.16 (Guarantees by Domestic Restricted Subsidiaries (solely as to Domestic Restricted Subsidiaries acquired or created after the Operative Date));

•	Clauses (iii) and (iv) of Section 5.01(a) (Merger, Consolidation and Sale of Property);

•	Section 11.03 (Execution and Delivery of Subsidiary Guarantee (solely as to Subsidiary Guarantees executed after the Operative Date)); and

•	Clause (2) of the definition of “Change of Control.”

(b) Section 6.01 of the Indenture is hereby amended such that the following clauses no longer apply and all references in the Indenture to the clauses so eliminated are deleted in their entirety: clause (iii) of Section 6.01 (but only with respect to clauses (iii) and (iv) of Section 5.01(a) and clause (iii) of Section 5.01(b)) and clauses (v), (vi), (vii), (viii), (ix) and (x) (in the case of clauses (ix) and (x), only with respect to a Significant Subsidiary) of Section 6.01 (Events of Default).

SECTION 1.2 AMENDMENTS TO NOTES. The Notes are hereby amended to delete or amend, as applicable, all provisions inconsistent with the amendments to the Indenture effected by this Fifth Supplemental Indenture.

ARTICLE II

MISCELLANEOUS PROVISIONS

SECTION 2.1 CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

SECTION 2.2 INDENTURE. Except as amended hereby, the Indenture and the Notes and the Guarantees are in all respects ratified and confirmed and all the terms shall remain in full force and effect. This Fifth Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this Fifth Supplemental Indenture shall control.

SECTION 2.3 GOVERNING LAW. THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 2.4 CONSENT TO JURISDICTION. Any legal suit, action or proceeding arising out of or based upon this Fifth Supplemental Indenture or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

SECTION 2.5 WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIFTH SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 2.6 SUCCESSORS. All agreements of the Company in this Fifth Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Fifth Supplemental Indenture shall bind its successors. All agreements of each Guarantor in this Fifth Supplemental Indenture shall bind its successors, except as otherwise provided in Section 11.01 of the Indenture.

SECTION 2.7 COUNTERPARTS. The parties may sign any number of copies of this Fifth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page of this Fifth Supplemental Indenture by telecopier, facsimile, email or other electronic transmission ( i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Fifth Supplemental Indenture.

SECTION 2.8 SEVERABILITY. In case any provision in this Fifth Supplemental Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 2.9 THE TRUSTEE. The Trustee accepts the amendments of the Indenture effected by this Fifth Supplemental Indenture and agrees to perform its duties under the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining the rights and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define its rights and limit its liabilities and responsibilities in the performance of its duties under the Indenture as hereby amended. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Fifth Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein. The Trustee makes no representation as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture, the Exchange Offer, the consents of the holders of the Notes, any document used in connection with the solicitation of consents or the Exchange Offer, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors, and the Trustee assumes no responsibility for the same.

SECTION 2.10 EFFECTIVENESS. The provisions of this Fifth Supplemental Indenture shall be effective upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the amendments set forth in Article I of this Fifth Supplemental Indenture shall become operative only upon the Operative Date. The Company shall notify the Trustee promptly after the Exchange Offer is consummated or after the Company shall determine that the Exchange Offer will not be consummated. The Company hereby represents, warrants, and certifies to the Trustee that the holders of at least a majority in aggregate principal amount of the Notes outstanding have provided consents to the execution of this Fifth Supplemental Indenture.

SECTION 2.11 EFFECT OF HEADINGS. Headings in this Fifth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Fifth Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed and delivered, all as of the date first above written.

Dated: June 17, 2020

GAMESTOP CORP., as Issuer

By:	/s/ James A. Bell
Name: James A. Bell
Title: Executive Vice President and Chief Financial Officer

EB INTERNATIONAL HOLDINGS, INC., as Guarantor

By:	/s/ James A. Bell
Name: James A. Bell
Title: Executive Vice President and Chief Financial Officer

ELBO INC.,
as Guarantor

By:	/s/ James A. Bell
Name: James A. Bell
Title: Executive Vice President and Chief Financial Officer

GAMESTOP TEXAS LTD.,
as Guarantor

By:	/s/ James A. Bell
Name: James A. Bell
Title: Executive Vice President and Chief Financial Officer

GS MOBILE, INC., as Guarantor

By:	/s/ James A. Bell
Name: James A. Bell
Title: Executive Vice President and Chief Financial Officer

GEEKNET, INC.,
as Guarantor

By:	/s/ James A. Bell
Name: James A. Bell
Title: Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO FIFTH SUPPLEMENTAL INDENTURE]

SOCOM LLC,
as Guarantor

By:	/s/ James A. Bell
Name: James A. Bell
Title: Sole Member

GME ENTERTAINMENT, LLC, as Guarantor

By:	/s/ James A. Bell
Name: James A. Bell
Title: Sole Member

GAMESTOP, INC.,
as Guarantor

By:	/s/ James A. Bell
Name: James A. Bell
Title: Executive Vice President and Chief Financial Officer

SUNRISE PUBLICATIONS, INC., as Guarantor

By:	/s/ James A. Bell
Name: James A. Bell
Title: Executive Vice President and Chief Financial Officer

MARKETING CONTROL SERVICES, INC., as Guarantor

By:	/s/ James A. Bell
Name: James A. Bell
Title: Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jack Ellerin
Name: Jack Ellerin
Title: Vice President

[SIGNATURE PAGE TO FIFTH SUPPLEMENTAL INDENTURE]